                                                                    EXHIBIT 10.7


                             SECURED PROMISSORY NOTE

$1,000,000

                                                                  August 8, 1998

         FOR VALUE RECEIVED, the undersigned, BLUESTAR COMMUNICATIONS, LLC ("Borrower"), hereby promises to pay to ASCEND COMMUNICATIONS, INC. ("Lender"), or order, the principal sum or so much of the principal sum of One Million Dollars ($1,000,000) as may from time to time have been advanced and be outstanding, together with accrued interest as provided herein.

A.       Working Capital Facility.

         1. Advances. Borrower may at any time and from time to time request advances from Lender for the purpose of funding Borrower's working capital needs (individually an "Advance" and collectively the "Advances") by giving written notice to Lender in accordance with the terms hereof, which notice shall indicate (i) the amount of the Advance requested, and (ii) the proposed use of the Advance proceeds. No more than two (2) Advances may be made hereunder.

         In the case of the first Advance requested (the "First Advance"), Lender shall make such Advance within five (5) days of receipt of Borrower's notice, provided that each of the following conditions are satisfied or waived by Lender, in its sole discretion, (i) no Event of Default or Potential Default is in existence and the First Advance would not cause an Event of Default or Potential Default to occur, and (ii) Borrower has submitted, and Lender has accepted, purchase orders for equipment of Lender ("Lender Equipment") with an aggregate purchase price of not less than Two Million Dollars ($2,000,000), and has agreed to take delivery of Lender Equipment with an aggregate purchase price of not less than Four Hundred Thousand Dollars ($400,000) during each calendar month during the five (5) month period commencing after the date of the First Advance. The principal amount of the First Advance may not exceed Five Hundred Thousand Dollars ($500,000).

         In the case of the second Advance requested (the "Second Advance"), Lender shall make such Advance within five (5) days of receipt of Borrower's notice, provided that each of the following conditions are satisfied or waived by Lender, in its sole discretion, (i) no Event of Default or Potential Default is in existence and the Second Advance would not cause an Event of Default or Potential Default to occur, (ii) Borrower demonstrates, to Lender's reasonable satisfaction, that Borrower obtained three (3) revenue generating customers in the Nashville, Tennessee location by October 1, 1998, (iii) Borrower raised not less than Five Hundred Thousand Dollars ($500,000) in equity financing from third parties on terms and conditions that are acceptable to Lender in its good faith judgment, (iv) Borrower has achieved, no later than March 31, 1999, revenues of not less than seventy-five percent (75%) of the revenues that Borrower projected in the Business Plan that it would achieve by December 31, 1998, (v) Borrower has accepted delivery of Lender Equipment in accordance with clause (ii) of the conditions of the First Advance, and (vi) Borrower has agreed to accept delivery of equipment sold by Lender




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

(A) during the calendar quarter ending March 30, 1999, with an aggregate purchase price of not less than Two Million Dollars ($2,000,000), (B) during the calendar quarter ending June 30, 1999, with an aggregate purchase price of not less than Two Million Dollars ($2,000,000) and (C) during the calendar quarter ending September 30, 1999, with an aggregate purchase price of not less than Three Million Dollars ($3,000,000). The Second Advance may not be made before January 1, 1999, or after June 30, 1999, and the principal amount hereof may not exceed Five Hundred Thousand Dollars ($500,000).

Borrower shall not have the right to re-borrow an Advance to the extent that it has been repaid.

         2. Interest.

            (a) Interest Rate. Interest shall accrue with respect to the principal amount of each Advance at the per annum rate equal to the Prime Rate. However, if an Event of Default, as defined herein, occurs, then during the continuance of such Event or Default interest shall accrue at the Default Rate. Interest payable hereunder with respect to each Advance shall be calculated on the basis of a three hundred sixty (360) day year for actual days elapsed. Each change in the Prime Rate shall result in a change in the interest rate with respect to each Advance as of the date of such Prime Rate change, without any notice to Borrower.

            (b) Interest Payments. Interest shall be due and payable with respect to each Advance in arrears on the first day of each calendar month, commencing with the first (1st) month after the date thereof.

         3. Principal Payments.

            (a) Scheduled Payments.

                (1) First Advance. The principal indebtedness of the First Advance shall be payable in thirty (30) monthly installments, based on a three
(3) year amortization schedule for a thirty (30) month term, with the first installment due on the first day of the seventh (7th) calendar month commencing after the date of the First Advance. All principal outstanding and interest accrued but unpaid with respect to the First Advance shall be due and payable as the thirtieth (30th) installment.

                (2) Second Advance. The principal indebtedness of the Second Advance shall be payable in twenty-four (24) monthly installments, based on a three (3) year amortization schedule for a twenty-four (24) month term, with the first installment due on the first day of the seventh (7th) calendar month commencing after the date of the Second Advance. All interest accrued but unpaid with respect to the Second Advance shall be due and payable with the twenty-fourth (24th) principal installment.

            (b) Mandatory Prepayment. The principal indebtedness and all accrued but unpaid interest with respect to the Advances shall become immediately due



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and payable, without demand or any notice by Lender, on the date of the first to occur of (i) the date on which Borrower receives the proceeds raised on the IPO or (ii) the date of a Change of Control.

         4. General Payment Provisions.

            (a) Optional Prepayment. Borrower shall have the right at any time and from time to time to prepay, in whole or in part, the principal of the Advances, without payment of any premium or penalty. Any principal prepayment shall be accompanied by a payment of all interest accrued on the amount prepaid through the date of such prepayment.

            (b) Form of Payment. Principal and interest and all other amounts due under with respect to the Advances are to be paid in lawful money of the United States of America in federal or other immediately available funds.

B.       Covenants.

         1. Insurance. Borrower, at its expense and with such companies as are reasonably acceptable to Lender, shall maintain liability insurance and fire, theft and other hazard insurance which covers the Collateral, which insurance shall be in such amounts as are ordinarily carried by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. All such liability insurance policies shall show Lender as an additional insured or loss payee, as applicable, and shall specify that the insurer must give at least thirty (30) days' notice to Lender before canceling its policy for any reason, Borrower, upon Lender's request, shall deliver to Lender certified copies of such policies of insurance and evidence of the payments of all premiums therefor.

         2. Financial Information. Borrower shall deliver to Lender:

            (a) as soon as practicable after the end of each calendar month, and in any event within thirty (30) days thereafter, an unaudited balance sheet of Borrower as of the end of such month, cash flow statements and an unaudited statement of operations of Borrower for the portion of the Fiscal Year ended with such month prepared and certified by the chief financial officer of Borrower, subject, however, to the exclusion of footnotes and to normal year-end audit adjustments, and a comparison of such statements to Borrower's operating plan or budget then in effect;

            (b) as soon as practicable after the end of each Fiscal Year, and in any event within ninety (90) days thereafter, a copy of its audited financial statements accompanied by a report thereon by a firm of independent certified public accountants selected by Borrower, which report shall state that such financial statements fairly present Borrower's financial position at the end of such Fiscal Year;


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

            (c) as soon as available, and in any event prior to the commencement of each Fiscal Year, a budget and business plan for Borrower for such Fiscal Year;

            (d) promptly upon their becoming available, one copy of each report, notice or proxy statement sent by Borrower to its shareholders generally and of each regular or periodic report or registration statement, prospectus or written communication (other than transmittal letters) filed by Borrower with the Securities and Exchange Commission or any securities exchange on which Borrower's securities are listed; and

            (e) with reasonable promptness, such other information as from time to time may be reasonable requested by Lender.

         3. Board Observation Rights. During the term hereof, Borrower shall permit one (1) representative of Lender to attend all meetings of the Board of Directors of Borrower and of the committees thereof.

C.       Security Interest.

         1. Grant of Security Interest. Borrower grants to Lender a security interest in the Collateral, as defined herein, to secure the payment of all of the indebtedness hereunder (the "Secured Obligations").

         2. Representations and Warranties Regarding Collateral. Borrower represents and warrants to Lender that Borrower is the true and lawful owner of the Collateral, having good and marketable title thereto, free and clear of any and all Liens other than the Lien and security interest granted to Lender hereunder and Permitted Liens as described in Attachment"A" hereto. Borrower shall not create or assume or permit to exist any such Lien on or against any of the Collateral except as created or permitted by this Note and Permitted Liens, and Borrower shall promptly notify Lender of any such other Lien against the Collateral and shall defend the Collateral against, and take all such action as may be necessary to remove or discharge, any such Lien.

         3. Perfection of Security Interest. Borrower agrees to take all actions requested by Lender and reasonable necessary to perfect, to continue the perfection of, and to otherwise give notice of, the Lien granted hereunder, including, but not limited to, execution of financing statements.

D.       Events of Default.

         1. Definition of Event of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

               (i) Borrower's breach of the obligation to pay any amount payable hereunder on the date that it is due and payable;




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               (ii) Borrower's breach of the covenant with respect to the use of the Advance proceeds or of the covenant with respect to acquisition of equipment exclusively from Lender;

               (iii) Borrower's commencement of an Insolvency Proceeding, or Borrower's consent to the commencement of an Insolvency Proceeding or Borrower's failure to have an Insolvency Proceeding commenced against it dismissed within sixty (60) days;

               (iv) the loss, theft, damage or destruction of, or sale (other than in the ordinary course of business), lease or furnishing under a contract of service of, any of the Collateral to the extent that such Collateral is not replaced by like Collateral as covered by insurance or otherwise;

               (v) the creation (whether voluntary or involuntary) of, or any attempt to create, any Lien upon any of the Collateral, other than the Permitted Liens, or the making or attempt to make any levy, seizure or attachment thereof and such Lien, levy, seizure, or attachment has not been removed, discharged or rescinded with ten (10) days;

               (vi) lease, including the Equipment Lease Agreement, or agreement for borrowed money that gives the lessor or the creditor of such indebtedness, as applicable, the right to accelerate the lease payments or the indebtedness, as applicable, or the right to exercise any rights or remedies with respect to any of the Collateral; or

               (vii) the entry of any judgment or order against Borrower which remains unsatisfied or undischarged and in effect for thirty (30) days after such entry without a stay of enforcement or execution.

         2. Rights and Remedies on Event of Default.

            (a) During the continuance of an Event of Default, Lender shall have the right, itself or through any of its agents, with or without notice to Borrower (as provided below), as to any or all of the Collateral, by any available judicial procedure, or without judicial process (provided, however, that it is in compliance with the UCC), to exercise any and all rights afforded to a secured party under the UCC or other applicable law. Without limiting the generality of the foregoing. Lender shall have the right to sell or otherwise dispose of all or any part of the Collateral, either at public or private sale, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such terms and conditions, all as Lender, in its sole discretion, may deem advisable, and it shall have the right to purchase at any such sale. Borrower agrees that a notice sent at least fifteen (15) days before the time of any intended public sale or of the time after which any private sale or other disposition of the Collateral is to be made shall be reasonable notice of such sale or other disposition. The proceeds of any such sale, or



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other Collateral disposition shall be applied, first to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like, and to Lender's reasonable attorneys' fees and legal expenses, and then to the Secured Obligations and to the payment of any other amounts required by applicable law, after which Lender shall account to Borrower for any surplus proceeds. If, upon the sale or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which Lender is legally entitled, Borrower shall be liable for the deficiency, together with interest thereon at the Default Rate, and the reasonable fees of any attorneys Lender's employs to collect such deficiency; provided, however, that the foregoing shall not be deemed to require Lender to resort to or initiate proceedings against Lender arising out of the retention or sale or lease of the Collateral or other exercise of Lender's rights and remedies with respect thereto.

            (b) To the extent permitted by law, Borrower covenants that it will not at any time insist upon or plead, or in any manner whatever claim or take any benefit or advantage of, any stay or extension law now or at any time hereafter in force, nor claim, take or insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisal of the Collateral or any part thereof, prior to any sale or sales thereof to be made pursuant to any provision herein contained, or the decree, judgment or order of any court of competent jurisdiction; or, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the property so sold or any part thereof, and, to the full extent legally permitted, hereby expressly waives all benefit and advantage of any such law or laws, and covenants that it will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power herein granted and delegated to Lender, but will suffer and permit the execution of every such power as though no such power, law or laws had been made or enacted.

            (c) Any sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall operate to divest all Borrower's right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the Collateral sold, and shall be a perpetual bar, both at law and in equity, against Borrower, its successors and assigns, and against all persons and entities claiming the Collateral sold or any part thereof under, by or through Borrower, its successors or assigns.

            (d) Borrower appoints Lender, and any officer, employee or agent of Lender, with full power of substitution, as Borrower's true and lawful attorney-in-fact, effective as of the date hereof, with power, in its own name or in the name of Borrower, during the continuance of an Event of Default, to endorse any notes, checks, drafts, money orders, or other instruments of payment in respect of the Collateral that may come into Lender's possession, to sign and endorse any drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to Collateral; to pay or discharge taxes or Liens at any time levied or placed on or threatened against the Collateral; to demand, collect, issue receipt for, compromise, settle and sue for monies due in respect of the Collateral; to notify persons and entities



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

obligated with respect to the Collateral to make payments directly to Lender; and, generally, to do, at Lender's option and at Borrower's expense, at any time, or from time to time, all acts and things which Lender deems necessary to protect, preserve and realize upon the Collateral and Lender's security interest therein to effect the intent of this Note, all as fully and effectually as Borrower might or could do; and Borrower hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable as long as any of the Secured Obligations are outstanding.

            (e) All of Lender's rights and remedies with respect to the Collateral, whether established hereby or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

E.       Other Provisions.

         1. Definitions. As used herein, the following terms shall have the following meanings:

            "Change of Control" means an event or series of events as a result of which (i) any person or group is or becomes the beneficial owner of shares representing more than fifty percent (50%) of the combined voting power of the then outstanding membership units or other securities entitled to vote generally in elections of Borrower's directors (the "Voting Stock"), (ii) other than in connection with its conversion to a corporation, Borrower consolidates with or merges into any other entity, or conveys, transfers or leases all or substantially all of its assets to any person, or any other entity merges into Borrower, and, in the case of any such transaction, Borrower's outstanding membership units or other securities are changed or exchanged as a result, unless the Borrower's members or shareholders immediately before such transaction own, directly or indirectly, immediately following such transaction, at least fifty-one percent (51%) of the combined voting power of the outstanding voting securities of the entity resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction, or (iii) Continuing Directors do not constitute a majority of the Board of Directors of Borrower (or, if applicable, Borrower's successor).

            "Collateral" means all of Borrower's right, title and interest in each and all of the following, whether now existing or owned hereafter created or acquired by Borrower:

                  a. All goods and equipment, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located, financed by Lender hereunder or under the Equipment Lease Agreement; and

                  b. All claims, rights and interests in any of the above and, all substitutions for, additions and accessions to and proceeds thereof.


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


            "Continuing Directors" means at any date a member of Borrower's Board of Directors (i) who was a member of the Board as of the date hereof, or
(ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election.

            "Equipment Lease Agreement" means the Master Lease Agreement, dated as of the date hereof, between Borrower and Lender.

            "Fiscal Year" means the fiscal year of Borrower.

            "Insolvency Proceeding" means any proceeding commenced by or against Borrower under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments or the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement or other relief.

            "IPO" means the first sale of Borrower's securities to the public pursuant to a registration statement under the Securities Act of 1933, as amended, in which the gross proceeds to Borrower, without reduction for selling commissions or expenses of the sale equals of exceeds Ten Million Dollars ($10,000,000).

            "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, charge, claim or other encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any agreement to give or refrain from giving a lien, mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, charge, claim or other encumbrance of any kind.

            Permitted Liens" means: (i) Liens imposed by law, such as carrier's, warehousemen's, materialmen's and mechanics' liens, or Liens arising out of judgments or awards against Borrower with respect to which Borrower at the time shall currently be prosecuting an appeal or proceedings for review; (ii) Liens for taxes not yet subject to penalties for nonpayment and Liens for taxes the payment of which is being contested in good faith and by appropriate proceedings and for which, to the extent required by generally accepted accounting principles then in effect, proper and adequate book reserves relating thereto are established by Borrower; and (iii) Liens described in Attachment "A" hereto.

            "Potential Default" means any event or condition that with the passage of time, the giving of notice or both would constitute an Event of Default.


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            "Prime Rate" means as of any date the per annum rate equal to the
"Prime Rate" as listed in The Wall Street Journal Money Rates report as of the last day of the calendar month preceding such date.

            "UCC" means the Uniform Commercial Code in effect from time to time in the relevant jurisdiction.

         2. Governing Law; Venue. This Note shall be governed by the laws of the State of California, without giving effect to conflicts of law principles. Borrower and Lender agree that all actions or proceedings arising in connection with this Note shall be tried and litigated only in the state and federal courts located in the County of Alameda, State of California or, at Lender's option, any court in which Lender determines it is necessary or appropriate to initiate legal or equitable proceedings in order to exercise, preserve, protect or defend any of its rights and remedies under this Note or otherwise or to exercise, preserve, protect or defend its Lien, and the priority thereof, against the Collateral, and which has subject matter jurisdiction over the matter in controversy. Borrower waives any right it may have to assert the doctrine of forum non conviens or to object to such venue, and consents to any court ordered relief. Borrower waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be promptly served and shall confer personal jurisdiction if served by registered or certified mail to Borrower. If Borrower fails to appear or answer any summons, complaint, process or papers so served within thirty (30) days after the mailing or other service thereof, it shall be deemed in default and an order of judgment may be entered against it as demanded or prayed for in such summons, complaint, process or papers. The choice of forum set forth herein shall not be deemed to preclude the enforcement of any judgment obtained in such forum, or the taking of any action under this Note to enforce the same, in any appropriate jurisdiction.

         3. Notices. Any notice or communication required or desired to be served, given or delivered hereunder shall be in the form and manner specified below, and shall be addressed to the party to be notified as follows:

         If to Lender:      Ascend Communications, Inc.
                            1701 Harbor Bay Parkway
                            Alameda, California 94502
                            Attention: Fran Jewels, Esq.
                            Telecopier: (501) 747-2638

         If to Borrower     BlueStar Communications, LLC
                            131 Second Avenue North, Suite 500
                            Nashville, Tennessee 37201
                            Attention: Fredjoseph Goldner
                            Telecopier: (615-255-2102)



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         With a Copy to:    Wyatt, Tarrant & Combs
                            511 Union Street, Suite 1500
                            Nashville, Tennessee 37219
                            Attention: Andrew M. Morin
                            Telecopier: (615) 256-1726

            or to such other address as each party designates to the other by notice in the manner herein prescribed. Notice shall be deemed given hereunder if (i) delivered personally or otherwise actually received, (ii) sent by overnight delivery service, (iii) mailed by first-class United States mail, postage prepaid, registered or certified, with return receipt requested, or (iv) sent via telecopy machine with a duplicate signed copy sent on the same day as provided in clause (ii) above. Notice mailed as provided in clause (iii) above shall be effective upon the expiration of three (3) business days after its deposit in the United States mail, and notice telecopied as provided in clause
(iv) above shall be effective upon receipt of such telecopy if the duplicate signed copy is sent under clause (ii) above. Notice given in any other manner described in this section shall be effective upon receipt by the addressee thereof; provided, however, that if any notice is tendered to an addressee and delivery thereof is refused by such addressee, such notice shall be effective upon such tender unless expressly set forth in such notice

         4. Lender's Rights; Borrower Waivers. Lender's acceptance of partial or delinquent payment from Borrower hereunder, or Lender's failure to exercise any right hereunder, shall not constitute a waiver of any obligation of Borrower hereunder, or any right of Lender hereunder, and shall not affect in any way the right to require full performance at any time thereafter. Except as otherwise specifically provided herein, Borrower waives presentment, diligence, demand of payment, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note. In any action on this Note. Lender need not produce or file the original of this Note, but need only file a photocopy of this Note certified by Lender be a true and correct copy of this Note in all material respects.

         5. Enforcement Costs. Borrower shall pay all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses Lender expends or incurs in connection with the enforcement of this Note, the collection of any sums due hereunder, any actions for declaratory relief in any way related to this Note, or the protection or preservation of any rights of the holder hereunder.

         6. Severability. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision is prohibited by or invalid under applicable law, it shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of the provision or the remaining provisions of this Note.



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


         7. Amendment Provisions. This Note may not be amended or modified, nor many of its terms be waived, except by written instruments signed by Borrower and Lender.

         8. Binding Effect. This Note shall be binding upon, and shall inure to the benefit of, Borrower and the holder hereof and their respective successors and assigns; provided, however, that Borrower's rights and obligations shall not be assigned or delegated without Lender's prior written consent, given in its sole discretion, and any purported assignment or delegation without such consent shall be void ab initio.

         9. Time of Essence. Time is of the essence of each and every provision of this Note.

         10. Headings. Section headings used in this Note have been set forth herein for convenience of reference only. Unless the contrary is compelled by the context, everything contained in each section hereof applies equally to this entire Note.


                                         BLUESTAR COMMUNICATIONS, LLC

                                         By: /s/ Fredjoseph Goldner
                                             ----------------------------------


REVIEWED AND AGREED TO:

ASCEND COMMUNICATIONS, INC.

By: /s/ Michael F. Ashby
   --------------------------



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





                                 ATTACHMENT "A"
                                       TO
                             SECURED PROMISSORY NOTE
                                       BY
                          BLUESTAR COMMUNICATIONS, LLC

                                 PERMITTED LIENS



None.





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